Exhibit 10.5

ADDENDUM I TO

OPTION ASSIGNMENT AGREEMENT

between

IO Biotech ApS

and

Herlev Hospital

Addendum to Option Assignment Agreement

THIS ADDENDUM (hereinafter referred to as the “Addendum”) is entered into on the date last mentioned below by and between

IO Biotech ApS

[***]

(hereinafter referred to as the “Company”)

and

Herlev Hospital (Region Hovedstaden)

[***]

(hereinafter referred to as the “Hospital”)

(hereinafter collectively referred to as the “Parties” and individually as a “Party”)

RECITALS

(A)

WHEREAS the Parties have entered into an Option Assignment Agreement of 2 January 2015 (hereinafter referred to as the “Agreement”) regarding the grant by the Hospital to the Company of an option to acquire certain intellectual property rights as further defined in the Agreement (hereinafter referred to as the “Option”) and of a license to access certain data defined as “Clinical Data” in the Agreement (hereinafter referred to as the “License”);

(B)	WHEREAS the definition of the data to which the Company is granted access under the License indicates a limitation of such data to not include any other type of data than clinical data;

(C)

WHEREAS the data actually accessed and used by the Company pursuant to the Parties’ cooperation under the Agreement, including the License, encompasses other types of data than such data which would ordinarily be understood to be clinical data;

(D)

WHEREAS the Hospital acknowledges the fact that the Company has been granted a de facto access to other types of data pursuant to the Parties’ cooperation and that the Company’s access to other types of data than so-called clinical data will be beneficial to the Parties’ cooperation under the Agreement and therefore in the best interests of both Parties; and

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Addendum to Option Assignment Agreement

(E)

WHEREAS the Parties wish to acknowledge in writing that their common understanding of the types of data to which the Company is granted access pursuant to the Agreement, including the License, include all types of data generated in connection with the clinical trials performed pursuant to the Parties’ cooperation under the Agreement and not only data which would ordinarily not be understood to be so-called clinical data;

NOW THEREFORE, the Parties have entered into this Addendum to the Agreement on the following terms and conditions:

1.	DEFINITION OF CLINICAL DATA

1.1.

Notwithstanding anything to the contrary in the Agreement or its exhibits, the Parties hereby agree and acknowledge that the definition of Clinical Data as set out in the Agreement with exhibits shall not be understood to only include data which would ordinarily be understood to be so-called clinical data, but should also be understood to include any type of data which may have been or which may be 1) generated in connection with or 2) leading up to and used in the following clinical trials:

1.1.1.	First in man study of an IDO targeting checkpoint vaccine (IDO peptide in Montanide adjuvant) (NCT01219348)

1.1.2.	First in man clinical trial testing an IDO vaccine in combination with ipilimumab (NCT 02077114)

2.	NO CONSIDERATION

2.1.	Neither Party shall be obligated to pay any kind of consideration for the acknowledgements and agreements made pursuant to this Addendum.

3.	RIGHTS AND OBLIGATIONS UNDER THE AGREEMENT

3.1.

The Parties agree and acknowledge that this Addendum only sets out the Parties’ common understanding of the types of data which is included in the definition of “Clinical Data” in the Agreement. The Parties therefore further agree that this Addendum shall not in any way confer any rights or impose any obligations on either Party except as specifically set out in this Addendum and that this Addendum shall not in any way add to or subtract from the rights and/or obligations set out in or related to the Agreement, including the License, or the Parties’ cooperation pursuant thereto.

3.2.

The Parties acknowledge and agree that the provisions of the Agreement with exhibits not expressly altered by this Addendum shall continue to apply in respect of the Parties’ cooperation pursuant to the Agreement.

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Addendum to Option Assignment Agreement

4.	GOVERNING LAW AND VENUE

4.1.

This Addendum shall be governed by, construed and enforced in accordance with the laws of Denmark, excluding, however, Danish choice of law rules to the extent that such rules would otherwise lead to the application of any other law than Danish law.

4.2.	The Parties submit to the exclusive jurisdiction of the city court of Copenhagen in the first instance to resolve any dispute between them in respect of this Addendum.

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AGREED TO AND SIGNED BY DULY AUTHORIZED REPRESENTATIVES OF

Herlev Hospital

Name: Steen Werner Hansen
Title: Vice Director, Herlev Hospital
Date: 2/5/16
Place: Herlev

/s/ Steen Werner Hansen

IO Biotech ApS

Name: Mai-Britt Zocca Title: CEO
Date: 5/4/16
Place: Copenhagen

/s/ Mai-Britt Zocca

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